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                                  IPRINT, INC.

                  SECOND AMENDED AND RESTATED RIGHTS AGREEMENT


         THIS SECOND AMENDED AND RESTATED RIGHTS AGREEMENT is entered into as of September 30, 1999, by and among iPrint, Inc., a California corporation (the "Company"), the undersigned purchasers of Series C Preferred Stock of the Company (the "Purchasers"), the undersigned purchasers of Series A Preferred Stock and the undersigned purchasers of Series B Preferred Stock (collectively, the "Prior Purchasers") (Prior Purchasers and Purchasers may be collectively referred to as "Preferred Purchasers") and Royal P. Farros (the "Common Holder").

                                    RECITALS:

         A. The Prior Purchasers and the Common Holder are parties to that certain Amended and Restated Rights Agreement dated February 25, 1999 among the Company and such Series A Purchasers, Series B Purchasers and the Common Holder (the "Prior Agreement").

         B. Concurrently herewith, the Purchasers and the Company are entering into a Series C Preferred Stock Purchase Agreement, dated as of the date hereof, (the "Series C Agreement") pursuant to which the Purchasers are purchasing from the Company shares of the Company's Series C Preferred Stock.

         C. The Prior Purchasers, beneficially owning at least a majority of the Company's outstanding shares held by all Prior Purchasers, which are subject to the Prior Agreement wish to amend the Prior Agreement to grant registration, information, co-sale rights and other rights to the Purchasers identical to the registration, information, co-sale rights and other rights of the Prior Purchasers.

         D. The Purchasers desire to become a party to the Prior Agreement as amended and restated hereby.

         E. By this Agreement, the Company, the Preferred Purchasers and the Common Holder desire to set forth certain registration and other rights of the parties as set forth below.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

         1.       REGISTRATION RIGHTS.

                 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:


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

                           (a)      The terms "register," "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

                           (b)      The term "Conversion Shares" means the
Common Stock issued or issuable upon conversion of the Series A, Series A-1, Series B, Series B-1, Series C and Series C-1 Preferred Stock issued and sold by the Company pursuant to the Series A Preferred Stock Purchase Agreement dated October 17, 1997 among the Company and the undersigned purchasers of Series A Preferred Stock (the "Series A Agreement"), the Series B Preferred Stock Purchase Agreement dated February 25, 1999 among the Company and the undersigned purchasers of Series B Preferred Stock (which shares of Series A, Series A-1, Series B and Series B-1 Preferred Stock are referred to herein as the "Preferred Shares"), the Series C Agreement, and securities issuable upon exercise of Warrants issued to Intel Corporation and Silicon Valley Bank.

                           (c)      The term "Registrable Securities" means (i)
the Conversion Shares and for purposes of Section 1.3 any and all shares of Common Stock held by the Common Holder then employed by the Company; (ii) stock issued in lieu of the stock referred to in subsection (i) above in any reorganization which has not been sold to the public; or (iii) stock issued in respect of the stock referred to in subsections (i) and (ii) above as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public.

                           (d)      The terms "Holder" or "Holders" means any
person or persons to whom Registrable Securities were originally issued or qualifying transferees under subsection 1.10 hereof who hold Registrable Securities.

                           (e)      The term "Initiating Holders" means any
Holder or Holders of 40% or greater of the aggregate of the Preferred Shares then outstanding.

                           (f)      The term "SEC" means the Securities and
Exchange Commission.

                           (g)      The term "Registration Expenses" shall mean
all expenses incurred by the Company in complying with subsections 1.2, 1.3 and
1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company.)

                           (h)      The term "Common Shares" shall mean all
shares of Common Stock of the Company owned or subsequently acquired by the Common Holder and all shares of Common Stock issuable upon exercise or conversion of any derivative securities held or subsequently acquired by the Common Holder other than shares of Common Stock issued upon conversion of Preferred Stock and shares held by such persons which are eligible for sale on a registration statement on Form S-8 or S-3.


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                  1.2      DEMAND REGISTRATION.

                           (a)      REQUEST FOR REGISTRATION.  If the Company
shall receive from the Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities with an anticipated aggregate offering price before deduction of underwriting discounts and commissions, in excess of $5,000,000, the Company will:

                                    (i)     promptly give written notice of the
proposed registration, qualification or compliance to all other Holders; and

                                    (ii)    as soon as practicable, use its best
efforts to effect all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's or Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this subsection 1.2:

                                            (A)      at any time prior to the
earlier of October 15, 2002 or six (6) months following the effective date of the registration statement under the Securities Act for the Company's initial registered underwritten public offering (the "IPO") of its securities to the general public (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction);

                                            (B)      in any particular
jurisdiction in which the Company would be required to execute a general qualification or compliance unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act; or

                                            (C)      after the Company has
effected two (2) such registrations pursuant to this subsection 1.2(a) and such registrations have been declared or ordered effective.

         Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within ninety (90) days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration


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

statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than ninety (90) days after the expiration of the initial ninety (90) day period within which to file such registration statement.

                           (b)      UNDERWRITING.  If the Initiating Holders
intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to subsection 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). In such event, the underwriter shall be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. The right of any Holder to registration pursuant to subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this subsection 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, that the number of shares of Registrable Securities, other than the Common Shares, to be included in such underwriting shall not be reduced unless all other securities, including the Common Shares, are first entirely excluded from the underwriting. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

                           (c)      COMPANY SHARES.  If the managing underwriter
has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.


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        1.3       COMPANY REGISTRATION.

                           (a)      REGISTRATION.  If at any time or from time
to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form or any successor to such forms relating to such transactions, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                                    (i)     promptly give to each Holder written
notice thereof and

                                    (ii)    include in such registration (and
compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.3(b) below.

                           (b)      UNDERWRITING.  If the registration of which
the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.3(a)(i). In such event the right of any Holder to registration pursuant to subsection 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this subsection 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and (i) if such registration is the IPO, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting; provided that no other securities are registered and sold in the IPO other than those securities registered and sold by the Company, or (ii) if such registration is other than the IPO, the underwriter may limit the amount of securities to be included in the registration and underwriting by the Company's shareholders; provided however, the number of Registrable Securities to be included in such registration and underwriting under this subsection 1.3(b)(ii) shall not be reduced to less than twenty-five percent (25%) of the aggregate securities included in such registration without the prior consent of at least a majority of the Holders who have requested their shares to be included in such registration and underwriting; and provided, further, that the number of shares of Registrable Securities, other than the Common Shares, to be included in such underwriting shall not be reduced until all other securities, including the Common Shares, are first entirely excluded from the underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first, to the Company; second, among the Purchasers requesting registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each of such Purchasers as of the date of the notice pursuant to subsection 1.3(a)(i) above; and third, among the other Holders on a pro rata basis. If any Holder disapproves of the terms of the any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                           (c)      REGISTRATION RIGHTS OF OFFICERS AND
DIRECTORS. Upon any sale by the Company of its securities to the public in a firmly underwritten public offering, the then existing officers and directors of the Company shall be entitled to include any of their securities of the Company in any registration by the Company under this subsection 1.3 provided that such inclusion shall not diminish the number of securities included by the Company or the number of Registrable Securities which may be included by the Holders as set forth in subsection 1.3(b) above in the event that the underwriters determine that marketing factors require a limitation on the number of shares included in the registration and underwriting.

                 1.4 FORM S-3. In addition to the rights and obligations set forth in subsection 1.2 above, if any Holder requests that the Company file a registration statement on Form S-3 (or any successor to Form S-3) for a public offering of shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which (net of underwriting discounts and commissions) would exceed $1,000,000 and the Company is then a registrant entitled to use Form S-3 to register the shares for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3 (or any successor form to Form S-3); provided, however the Company shall not be required to effect a registration pursuant to this subsection 1.4:

                           (a)      in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                           (b)      if the Company, within ten (10) days of the
receipt of the request of such Holder(s), gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within forty-five (45) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

                           (c)      during a period of ninety (90) days
following the effective date of a registration statement;

                           (d)      if the Company shall furnish to such
Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, in which case the Company shall have the right to defer such filing for a period of not more than sixty (60) days after the furnishing of


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

such a certificate of deferral, provided that the Company may not defer such filing pursuant to this subsection 1.4 more than once in any twelve (12) month period.

         In the event such Holders propose to offer the shares of Registrable Securities pursuant to this subsection 1.4 by means of an underwriting, the proposed underwriter(s) shall be selected by a majority in interest of the such Holders and shall be reasonably acceptable to the Company, provided, however, that in the event such underwriter(s) is (are) not reasonably acceptable to the Company, the Company shall be required to furnish to the Holders, within twenty
(20) days of the receipt of the request for registration from Holders pursuant to this subsection 1.4, the names of at least 2 underwriters acceptable to the Company, who agree to act as underwriter for the proposed offering on terms no less favorable to the Holders than those terms proposed in writing by the underwriter(s) selected by the Holders. The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this subsection 1.4 and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of subsection 1.2(b), including without limitation the provisions relating to the exclusion of other securities (including the Common Shares) prior to any reduction of Registrable Securities in any Underwriting, shall apply to all participants in such offering.

                 1.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1 shall be borne by the Company except as follows:

                           (a)      The Company shall not be required to pay for
expenses of any registration proceeding begun pursuant to subsection 1.2, the request for which has been subsequently withdrawn by the Initiating Holders, and such withdrawal is not the result of an adverse change in the condition or the business of the Company, in which latter such case, such expenses shall be borne pro rata by the Holders requesting such withdrawal.

                           (b)      The Company shall only be required to pay up
to a maximum of $30,000 in fees and/or disbursements of legal counsels for the Holders.

                           (c)      The Company shall not be required to pay
underwriters' fees, discounts or commissions relating to Registrable Securities.

                 1.6 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.5, at its expense the Company will:

                           (a)      Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one year.


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

                           (b)      Prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c)      Furnish to the Holders such number of copies
of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act with respect to the disposition of all securities covered by such registration statement for a period set forth in 1.6(a).

                           (d)      Use its best efforts to register and qualify
the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e)      Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances therein.

                           (f)      In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                 1.7       INDEMNIFICATION.

                           (a)      The Company will indemnify each Holder of
Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in or incorporated by reference into any registration statement, prospectus, offering circular, prospectus supplement, abbreviated term sheet or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, ("Exchange Act"), the Trust Indenture Act of 1939, as amended, or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required


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

of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein. This obligation shall be in addition to all other rights and remedies available to a Holder.

                           (b)      Each Holder will, if Registrable Securities
held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company and each of its directors and officers, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) (collectively "Damages") arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in or incorporated by reference into any such registration statement, prospectus, offering circular, prospectus supplement or abbreviated term sheet or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors and officers, for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by the Holder in an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this subsection 1.7(b) shall not in any event exceed the lesser of the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration or its pro rata amount of the Damages based on the number of securities sold by each such Holder. No holder of Registrable Securities will be required to indemnify any person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency was corrected in the final prospectus or for any liability which arises out of the failure of any person to deliver a prospectus as required by the Securities Act.

                           (c)      Each party entitled to indemnification under
this subsection 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (d)      If the indemnification provided for in this
Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering by such Holder.

                           (e)      The obligations of the Company and Holders
under this Section 1.7 shall survive completion of any offering of Registrable Securities and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (f)      No Holder shall be obligated to enter into
an underwriting agreement that contains any provisions more onerous to such Holder than the provisions in this Section 1.7 and such failure to enter into such agreement shall not adversely affect such Holder's rights set forth herein.


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

                 1.8 INFORMATION BY HOLDER. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

                 1.9 RULE 144 REPORTING. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

                           (a)      make and keep public information available,
as those terms are understood and defined in SEC Rule 144, after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                           (b)      file with the SEC in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (c)      so long as a Holder owns any Registrable
Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

                 1.10 TRANSFER OF REGISTRATION RIGHTS. Holders' rights to cause the Company to register their securities and keep information available, granted to them by the Company under subsections 1.2, 1.3, 1.4 and 1.9, may be assigned to a transferee or assignee of at least twenty percent (20%) of such Holder's original number of Preferred Shares (and equivalent number of Common Shares) (as adjusted for stock splits, stock dividends, recapitalization and like events), provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. The Company may reasonably prohibit the transfer of any Holders' rights under this subsection
1.10 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company. Notwithstanding anything else in this subsection 1.10, any Holder may transfer rights to a transferee if such transferee is a partner, a retired partner, affiliate or family member of such Holder.

                 1.11 "MARKET STAND-OFF" AGREEMENT. Each Holder and the Common Holder hereby agree that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of common stock or other securities of the Company following the effective date of a registration statement of the Company filed under the

Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided however, that:

                           (a)      such agreement shall be applicable only to
the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                           (b)      such agreement shall not be required unless
all officers, directors and five percent (5%) shareholders of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) or purchasing common stock of the Company enter into similar agreements.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

                  1.12 TERMINATION OF REGISTRATION RIGHTS. The obligations of the Company pursuant to this Section 1 ("Registration Rights") shall terminate with respect to any Holder on the earlier of (i) five (5) years after the IPO, or (ii) the date on which the Holder can sell all of his/her/its remaining Registrable Securities under Rule 144 during any three (3) month period.

         2. AFFIRMATIVE COVENANTS OF THE COMPANY AND THE HOLDERS. The Company hereby covenants and agrees as follows:

                  2.1 INFORMATION RIGHTS. So long as a Holder holds a number of Preferred Shares and Conversion Shares which together equal at least ten percent (10%) of the outstanding Preferred Shares and Conversion Shares (or in the case of Intel Corporation ("Intel") any Preferred Shares or Conversion Shares) (each a "Qualified Holder" and collectively the "Qualified Holders"), the Company shall deliver to each Qualified Holder (i) audited annual financial statements within 90 days after the end of each fiscal year; (ii) unaudited quarterly financial statements within 30 days of the end of each fiscal quarter;
(iii) unaudited monthly financial statements within 30 days of the end of each month; and (iv) an annual budget within 45 days prior to the end of each fiscal year. In addition, Qualified Holders shall have standard inspection rights to inspect the Company's books and records and make other investigations at their own expense; provided, however, that the Company shall not be obligated pursuant to this Section 2.1 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information. These information and inspection rights shall terminate upon the IPO. For a period of three (3) years following the IPO, the Company shall deliver to each Qualified Holder copies of the Company's 10-K's, 10-Q's, 8-K's and Annual Reports to Shareholders promptly after such documents are filed with the Securities and Exchange Commission.

                  2.2 CONFIDENTIALITY OF COMPANY INFORMATION. Each Qualified Holder agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Qualified Holder may obtain from the Company, and which the Company has prominently marked "confidential", "proprietary" or "secret" or has otherwise identified as being such, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, unless such information is or becomes known to the Qualified Holder from a source other than the Company without violation of any rights of the Company, or is or becomes publicly known, or unless the Company gives its written consent to the Qualified Holder's release of such information, except that no such written consent shall be required (and the Qualified Holder shall be free to release such information to such recipient) if such information is to be provided to a Qualified Holder's counsel or accountant (and the provision of such information is directly necessary in order for such recipient to provide services to Qualified Holder), or to an officer, director or partner of a Qualified Holder, provided that the Qualified Holder shall inform the recipient of the confidential nature of such information, and such recipient agrees in writing in advance of disclosure to treat the information as confidential.

                  2.3 ASSIGNMENT OF RIGHTS OF INFORMATION. The rights granted pursuant to subsection 2.1 may be assigned by each Qualified Holder upon sale or transfer by such Holder of a number of Preferred Shares and Conversion Shares which together equal at least ten percent (10%) of the outstanding Preferred Shares and Conversion Shares. Notwithstanding anything else in this subsection 2.3, rights may not be assigned to a transferee which the Company reasonably believes is a competitor or intends to become a competitor of the Company and provided further that any transferee shall agree to become subject to the obligations of the transferring party hereunder.

                  2.4 KEY MAN INSURANCE. The Company has obtained and agrees to use its best efforts to maintain a $2,000,000 renewable term life insurance policy with a three year term (renewable at the request of the Board of Directors) for Royal P. Farros naming the Company as sole beneficiary (the "Key Man Insurance Policy").

                  2.5 FUTURE EMPLOYEE ISSUANCES AND AGREEMENTS. All future issuances of securities of the Company to employees, officers and consultants shall be made pursuant to stock grant, stock purchase and/or stock option plan or any other stock incentive program, agreement or arrangement shall be approved by the Board of Directors and shall provide for (i) ratable vesting over four years, with no vesting until the end of the first year, (ii) no transfer of unvested shares, and (iii) a right of first refusal in favor of the Company in the event of certain transfers of shares to third parties which shall expire on the initial public offering of the Company's securities, and including a "market stand-off" provision substantially similar to that set forth in Section 1.11 of the Rights Agreement, or such other terms as the Board of Directors may from time to time approve. The Company will require that all current and future employees of the Company enter into Employee Inventions and Proprietary Rights Assignment and Confidentiality Agreements in substantially the form provided to the Holders, with such amendments thereto or deviations therefrom as the Board of Directors may from time to time approve.

                  2.6 CONFIDENTIALITY OF INVESTOR INFORMATION. Neither the Company nor any Holder or Common Holder (other than Intel), without the prior written consent of Intel, shall use

Intel or its affiliates' names or refer to Intel or its affiliates directly or indirectly in connection with Intel or its affiliates' relationship with the Company in any advertisement, news release or professional or trade publication, or in any other manner, unless required by law. The parties agree that without the prior written consent of Intel, there will be no press release or other public statement (an "Announcement") issued by any party which refers directly or indirectly to Intel's participation as a party to this Agreement or Intel's participation in the transactions contemplated hereby. The parties further agree that, apart from an Announcement, the parties will keep the terms and conditions of this Agreement, the Series A Agreement, the Series B Agreement and the Series C Agreement and any other agreements related to or entered into in connection with these agreements (collectively, the "Financing Agreements") in strictest confidence. These restrictions shall not prohibit disclosure to the parties' counsel, accountants and professional advisors. If any of the parties determines that it is required by law to disclose the terms and conditions of any or all of the Financing Agreements, or to file any or all of the Financing Agreements with the SEC, such party or parties shall, a reasonable time before making any such disclosure or filing, consult with Intel regarding such filing and seek confidential treatment for such portions of those agreements as may be requested by Intel. Notwithstanding the foregoing, the Company may disclose the existence of any or all of the Financing Agreements to bona fide potential investors or its general or limited partners or investors (in the case of a venture capital fund only) who are under obligations of nondisclosure, similar to those contained herein and which the Company believes in good faith are seriously considering investing in the Company.

                  2.7 OBSERVATION RIGHTS. For so long as Intel holds any shares Series A or Series A-1 Preferred Stock, Intel shall have the right, at Intel's expense, to designate a representative to attend all meetings of Company's Board of Directors in a non-voting observer capacity, and, in this respect, the Company shall give Intel copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that Intel and its representative shall agree to hold in confidence and trust all information so provided. Meetings to be held by telephone conference and actions to be taken by consent shall not be prohibited provided notice and an opportunity to participate is given to Intel.

                  2.8      RIGHT OF FIRST REFUSAL ON NEW ISSUANCES.

                           (a)      If, at any time prior to the termination of
this right of first refusal pursuant to subsection 2.8(f), the Company should desire to issue in a transaction not registered under the Securities Act in reliance upon a claimed exemption thereunder, any Equity Securities (as hereinafter defined), it shall give each Holder the first right to purchase such Holder's pro rata share (or any part thereof) of all of such privately offered Equity Securities on the same terms as the Company is willing to sell such Equity Securities to any other person. Each Holder's pro rata share of the Equity Securities shall be equal to that percentage of the outstanding Common Stock of the Company held by such Holder on the date hereof. For purposes of this subsection 2.8, the outstanding Common Stock of the Company shall consist of (i) outstanding shares of Common Stock, and (ii) shares of Common Stock issued or issuable upon conversion of any then outstanding Preferred Stock of the Company.

                           (b)      Prior to any sale or issuance by the Company
of any Equity Securities, the Company shall notify each Holder in writing of its intention to sell and issue such securities, setting forth the terms under which it proposes to make such sale. Within thirty (30) days after receipt of such notice, each Holder shall notify the Company whether such Holder desires to exercise the option to purchase such Holder's pro rata share (or any part thereof) of the Equity Securities so offered. If a Holder elects to purchase such Holder's pro rata share, then such Holder shall have a right of over-allotment such that if any other Holder fails to purchase such Holder's pro rata share of the Equity Securities, such Holder(s) who have elected to purchase their pro rata shares may purchase, on a pro rata basis, that portion of the Equity Securities which such other Holders elected not to purchase.

                           (c)      After termination of the thirty (30) day
period specified in subsection 2.8(b) above, the Company may, during a period of sixty (60) days following the end of such thirty (30) day period, sell and issue such Equity Securities as to which the Holders do not indicate a desire to purchase to another person as well as those additional shares of Equity Securities it originally intended to issue to other persons, upon the same terms and conditions as those set forth in the notice to the Holders. In the event the Company has not sold the Equity Securities, or has not entered into an agreement to sell the Equity Securities, within said sixty (60) day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Holders in the manner provided above.

                           (d)      If a Holder gives the Company notice that
such Holder desires to purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check, or wire transfer, against delivery of the Equity Securities at the executive offices of the Company within ten (10) days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Securities. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by a Holder of the right to purchase Equity Securities as set forth in this subsection 2.8.

                           (e)      The right of first refusal contained in this
Section 2 shall not apply to the issuance by the Company of Equity Securities
(i) of up to 2,647,807 shares of Common Stock reserved for issuance to employees, consultants, directors or officers of the Company pursuant to stock grant, stock purchase and/or stock option plans or any other stock incentive program, agreement or arrangement approved by the Board of Directors (including approval by the Series A, Series B and Series C Preferred designees), (ii) as part of an acquisition by the Company of all or substantially all of the assets or shares of another company or entity whether through a merger, exchange, reorganization or the like approved by Board of Directors (including approval by the Series A, Series B and Series C Preferred designees), (iii) pursuant to equipment financing or leasing arrangements or in connection with strategic partnering transactions approved by the Company's Board of Directors (including approval by the Series A, Series B and Series C Preferred designees), (iv) shares of Series C Preferred Stock sold pursuant to the Series C Agreement after the Initial Closing (as defined therein), (v) issued upon conversion of the Preferred Shares, (vi) issued in connection with any stock split, stock dividend, recapitalization or similar event approved by Board of Directors (including approval by the Series A, Series B and Series C Preferred designees) or (vii) issued in connection with the IPO (as defined in subsection 1.2 above) approved by Board of Directors.

                           (f)      The right of first refusal contained in this
subsection 2.8 shall terminate upon the closing of the IPO (as defined in subsection 1.2 above).

                           (g)      The term "Equity Securities" shall mean (i)
Common Stock, rights, options or warrants to purchase Common Stock; (ii) any security other than Common Stock having voting rights in the election of the Board of Directors, not contingent upon a failure to pay dividends; (iii) any security convertible into or exchangeable for any of the foregoing; and (iv) any agreement or commitment to issue any of the foregoing.

                           (h)      A Holder's right to purchase any Equity
Securities pursuant to this subsection 2.8 may be assigned by a Holder to an affiliate of a Holder. For the purposes of this subsection 2.8, an "affiliate" shall mean any partner or shareholder of a Holder or any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with a Holder.

         3.       AGREEMENTS BETWEEN COMMON HOLDER AND HOLDERS.

                  3.1 HOLDERS' RIGHT OF FIRST REFUSAL UPON SECONDARY SALE OF COMMON STOCK.

                           (a)      In the event the Company is unable to or
elects not to exercise its right of first refusal to repurchase shares of Common Stock issued to the Common Holder, Holders shall have a right of first refusal as described in this Section 3.1, subordinate to the Company's right, to purchase any shares of Common Stock proposed to be sold by the Common Holder at any time prior to the Company's initial public offering. This right of first refusal shall be shared pro rata among the Holders. A pro rata share, for purposes of this section, is the ratio of the number of shares of capital stock then held by each Holder to the sum of the total number of shares of Common Stock then outstanding each on an as converted to Common Stock basis held by all Holders.

                           (b)      With respect to any proposed transfer by the
Common Holder (a "Transferring Shareholder") of any shares of Common Stock (the "Offered Shares"), the Transferring Shareholder shall first provide the Holders a right to purchase such Offered Shares by delivery of an offer notice (an "Offer Notice") to all Holders. The Offer Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the proposed number of Offered Shares to be transferred and the proposed terms and conditions of the transfer. The purchase price specified in the Offer Notice shall be payable solely in cash or marketable securities at the closing of the transaction or in installments over time. Each Holder may elect to purchase that Holder's pro rata share of such Offered Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Shareholder within thirty (30) days after delivery of the Offer Notice. Any Offered Shares not elected to be purchased by the end of such thirty
(30) day period will be reoffered for an additional fifteen (15) day period by the Transferring Shareholder on a pro rata basis to the Holders who have elected to purchase Offered Shares. So long as any Offered Shares remain to be acquired pursuant to this Section 3.1, comparable pro rata offers shall be made to those Holders who continue to be eligible pursuant to this Section 3.1 until no such Holders desires to acquire any more Offered Shares. If any Holders have elected to purchase Offered Shares from the Transferring Shareholder, the transfer of such Offered Shares shall be consummated within ninety (90) days after the delivery of the Offer Notice. To the extent that the Holders have not elected to purchase all of the Transferring Shareholder's Offered Shares being offered, the Transferring Shareholder may, within sixty
(60) days after the delivery of the Offer Notice and subject to the provisions of Section 3, if applicable, transfer any remaining Offered Shares to the transferee(s) identified in the Offer Notice at a price not less than the price per share specified in the Offer Notice and on other terms no more favorable to such transferee(s) than offered to the Holders in the Offer Notice.

                           (c)      The right of first refusal granted under
this Section 3.1 shall expire upon the closing of the first firm commitment underwritten offering of the Company's securities to the public pursuant to an effective registration statement under the Securities Act.

                           (d)      The right of first refusal granted under
this Section 3.1 may be assigned by a Holder to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Preferred Shares or securities issuable upon conversion thereof, or in exchange therefor, by a Holder provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 100,000 Preferred Shares (or shares of Common Stock issued upon conversion thereof) (appropriately adjusted for stock splits, stock dividends, recapitalizations or the like). Notwithstanding the foregoing, such rights of first refusal may be assigned to another Holder or any constituent partner or affiliate of a Holder, without compliance with item (ii) above, provided written notice thereof is promptly given to the Company.

                           (e)      PERMITTED TRANSFERS.  The restrictions
contained in this Section 3.1 shall not apply with respect to any transfer of shares to or among the Common Holder's immediate family and trusts for the benefit of such individual or such individual or such individual's family; provided that the restrictions contained in this Section 3 shall continue to be applicable to the Common Stock after any such transfer; and further provided that the transferees of such shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the shares so transferred.

                  3.2      RIGHT OF CO-SALE.

                           (a)      THE RIGHT.  If at any time the Common Holder
proposes to sell or otherwise transfer any Common Shares to parties in a transaction (the "Transaction") and to the extent that the Company and the Holders waive any rights of first refusal they may have with respect to such shares then any Holder (a "Selling Holder" for purposes of this Section 3.2) which notifies such Common Holder in writing within 30 days after receipt of the notification from such Common Holder referred to in subsection 3.2(c), shall have the opportunity to sell up to a pro rata portion of the Common Shares which the Common Holder proposes to sell to such third party in the Transaction (which are not purchased by the Company, the Holders or their respective assigns). In such instance, the Common Holder shall assign so much of his interest in the proposed agreement of sale as the Selling Holder shall be entitled to and shall request hereunder, and the Selling Holder shall assume such part of the obligations of the Common Holder under such agreement as shall relate to the sale of the securities by the Selling Holder. For the purposes of this Section 3.2, the "pro rata portion" which the Selling Holder shall be entitled to sell shall be an amount of Common Shares equal to a fraction of the total amount of Common Shares proposed to be sold to such third party. The numerator of such fraction shall be the number of Equity Securities (assuming the conversion of all such securities to Common Stock) owned by a Selling Holder and the denominator shall be the total number of Equity Securities (assuming the conversion of all such securities to Common Stock) owned by all participating Selling Holders and the Common Holder proposing to sell shares in the Transaction. Each Selling Holder shall notify the Common Holder whether it elects to sell an amount equal to or less than its pro rata share of the Common Shares so offered. Each Selling Holder shall be entitled to apportion Common Shares to be sold among its partners and affiliates (as defined in subsection
2.8 above), provided that such Selling Holder notifies the Common Holder of such allocation, and provided that such allocation does not threaten the Company's reliance on any exemption from the registration provisions of the Securities Act or the applicable qualifications provisions.

                           (b)      NOTICE.  Prior to any sale by the Common
Holder of any Common Shares, the Common Holder shall notify each Holder, in writing, of his, her or its intention to sell and issue such securities (the "Offered Securities"), setting forth in reasonable detail the general terms under which he proposed to make such sale including the number of Common Shares to be sold or transferred, the nature of the sale or transfer, the consideration to be paid and the identity of the Holder. Within thirty (30) days after receipt of such notice, any Holder who desires to exercise his, her or its rights under this Section 3.2 shall notify the Common Holder that it desires to sell its pro rata share of the Offered Securities. Any securities which Holders would otherwise have been entitled to sell under this Section 3.2 but which Holders have not elected to sell by the end of such thirty (30) day period will be available for sale on a pro rata basis to the Selling Holders for an additional ten (10) day period. So long as any Offered Securities remain to be sold pursuant to this Section 3.2, comparable pro rata sales may be made by those Selling Holders who continue to be eligible pursuant to this Section 3.2 until no Selling Holders desire to sell any more securities. Each Selling Holder shall be entitled to apportion Offered Securities to be sold among its partners and affiliates (as defined in subsection 2.8 above), provided that such Selling Holder notifies the Common Holder of such allocation.

                           (c)      WAIVER OF RIGHT. If within 30 days after the
Common Holder gives his aforesaid notice to the Holders, the Holders do not notify the Common Holder that they desire to sell their pro rata portions of the Common Shares described in such notice for the price and on the terms and conditions set forth therein, then the Common Holder may sell such Common Shares as to which the Holders do not elect to sell, provided such sale occurs not later than ninety (90) days following delivery of notice to the Holders. Any such sale shall be made only to persons identified in the Common Holder's notice and at the same price and upon the same terms and conditions as those set forth in the notice. In the event the Common Holder has not sold the Common Shares or entered into an agreement to sell the Common Shares within ninety (90) days after delivering notice to the Holders, the Common Holder shall not thereafter sell any Common Shares without first notifying the Holders in the manner provided above.

                           (d)      LIMITATIONS TO RIGHTS OF CO-SALE.  Without
regard and not subject to the provisions of this Section 3.2;

                                    (i)     The Common Holder may sell or
otherwise assign, without consideration, Common Shares to any or all of his ancestors, descendants, spouse, or members of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of his ancestors, descendants, spouse, or members of his immediate family without compliance with this Section 3.2, provided that each such transferee or assignee, prior to the completion of the sale, transfer, or assignment, shall have executed documents assuming the obligations of such Common Holder under this Agreement with respect to the transferred securities;

                                    (ii)    The Common Holder may sell, transfer
or pledge up to five percent (5%), in the aggregate, of the Common Stock of the Company held by such Common Holder as of the date hereof without compliance with this Section 3.2; or

                                    (iii)   The Common Holder may sell the
Common Stock of the Company held by such Common Holder in connection with the IPO without compliance with this Section 3.2.

                  3.3 CONDITION TO TRANSFER. All transferees of Common Shares or any interest therein other than the Company shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that they will receive and hold such shares of Common Shares or interests subject to the provisions of the Common Holder's original stock purchase agreement, including "Market Stand-Off" provisions.

                  3.4 LEGENDS. All instruments evidencing Common Shares held by the Common Holder shall be legended, describing the obligations of the Common Holder under this Section 3.

                  3.5 ADJUSTMENTS. For purposes of this Section 3, the stock of the Company shall be arithmetically adjusted for stock dividends, stock splits, recapitalizations and the like.

                  3.6 DURATION. Notwithstanding anything in this Section 3 to the contrary, for the period of time between sixty (60) and ninety (90) days following delivery of notice to the Holders, the Common Holder shall be entitled to sell any and all Common Shares which such Common Holder included in his or her notice to Holders and for which the Company and the Holders have not exercised their rights of first refusal and the Holders have not exercised their right of co-sale.

                  3.7 TERMINATION. The obligations of the Common Holder under this Section 3 shall terminate and be of no further force and effect upon the closing of the registration statement relating to the IPO (as defined in subsection 1.2 above).

                  3.8 NO WAIVER. The exercise or non-exercise of the rights of a Holder hereunder to participate in one or more sales of Common Shares made by the Common Holder shall not adversely affect their rights to participate in subsequent sales of Common Shares subject to Section 3.

         4.       VOTING AGREEMENT.

                  4.1      BOARD OF DIRECTORS.

                           (a)      From and after the date of this Agreement
and until the provisions of this Section 4 cease to be effective, each Common Holder and Preferred Stockholder shall vote all shares of Common Stock and Preferred Stock of the Company over which such shareholder has voting control, and will take all other necessary or desirable actions within his or its control (whether in his or its capacity as a shareholder, director or officer of the Company or otherwise), and the Company will take all necessary and desirable actions within its control, in order to cause:

                                    (i)     the election to the Board of
Directors of the Company of

                                            (A)      One (1) representative
designated by Information Technology Ventures, who initially shall be Mark Dubovoy;

                                            (B)      One (1) representative
designated by Canaan Partners, who initially shall be Deepak Kamra;

                                            (C)      One (1) representative
designated by Softbank Technology Ventures V, L.P., who shall initially be Heidi Roizen;

                                            (D)      One (1) representative
designated by the holders of Common Stock or their assignees, who shall initially be Royal Farros;

                                            (E)      Three (3) representatives
who are not employed by the Company and who are industry experts designated by mutual agreement of the Common Holder and the Preferred Purchasers (determined on the basis of a vote of a majority of the then outstanding shares of Preferred Stock), voting on an as-converted basis;

                                    (ii)    in the event that any representative
designated hereunder for any reason ceases to serve as a member of the Board of Directors during his or her term of office, the resulting vacancy on the Board of Directors to be filled by a representative designated as provided in clause
(i) above by the person or persons entitled to designate such representative under clause (i) above.

                           (b)      The Company shall pay the reasonable out-of-
pocket expenses incurred by each director in connection with attending the meetings of the Board of Directors and any committee thereof and in connection with any projects assigned to such director by the Board of Directors and any committee thereof.

                  4.2 LEGENDS ON STOCK CERTIFICATES. In addition to the legend in Sections 4.2(a) and 4.2(c) of the Series A Agreement, the Series B Agreement and the Series C Agreement, the certificates representing shares held by the Founders and the Preferred Stockholders shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING LIMITATIONS AND RESTRICTIONS AND RESTRICTIONS ON TRANSFER SET FORTH IN A RIGHTS AGREEMENT AMONG THE COMPANY, THE HOLDER HEREOF AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

                  4.3 APPLICATION OF AGREEMENT TO AFTER-ACQUIRED-SHARES. All of the provisions of this Section 4 shall apply to all of the shares of Common Stock and Preferred Stock of the Company, whether issued before or after the Closing Date, and all securities issued as a replacement for the shares or with respect to the shares as a result of any stock dividend, stock split or other similar event.

                  4.4 TERM OF THE VOTING AGREEMENT. This voting agreement shall terminate on the earlier of (a) the consummation by the Company of any underwritten public offering of the Company's securities having an aggregate value of at least $10,000,000, (b) the sale of the Company (through a merger, consolidation, sale of all or substantially all of its assets or stock), or (c) the effective time of the liquidation of the Company.

                  4.5 BINDING EFFECT ON TRANSFEREES. This Section 4 and all of the terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of all of the parties hereto and their respective transferees, successors, heirs, executors, administrators and assigns. A condition precedent to the transfer of any of the Common Stock or Preferred Stock of the Company to any third party by the Common Holder or Purchaser is that the transferee shall become a party to this voting agreement and shall execute any and all instruments, and take all other actions, necessary to carry out the purposes of this voting agreement.

                  4.6 INTERPRETATION. The terms of this Section 4 shall supersede Section 5 of Article III of the Company's Third Amended and Restated Articles of Incorporation.

         5.       GENERAL.

                 5.1 WAIVERS AND AMENDMENTS. With the written consent of the record or beneficial holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the parties under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 5.1.

                 5.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

                 5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                 5.4 ENTIRE AGREEMENT. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

                 5.5 REMEDIES. The rights of the parties under this Agreement are unique and, accordingly, the parties intend that in addition to all other legal or equitable remedies available, injunctive relief and the remedy of specific performance may be utilized in the event of the breach or threatened breach of this Agreement.

                 5.6 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by overnight courier service of mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to any Purchaser, at such party's address as set forth in the Company's records, or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at Veterans Square, 1450 Oddstad Drive, Redwood City, California 94063, or at such other address as the Company shall have furnished to the Purchaser in writing.

                 5.7 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

                 5.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                 5.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereby have executed this Rights Agreement as of the date first above written.


                                    "COMPANY"

                                    iPrint, Inc., a California corporation


                                    By:/s/ Royal P. Farros
                                       ----------------------------------------
                                       Royal P. Farros, President

In consideration of the execution and delivery of this Rights Agreement and the transactions contemplated hereby, the undersigned hereby have executed this Rights Agreement as of the date first above written.


                                    "COMMON HOLDER"

                                    /s/ Royal P. Farros
                                    -------------------------------------------
                                    Royal P. Farros

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

            IPRINT, INC. SECOND AMENDED AND RESTATED RIGHTS AGREEMENT


                                    CANAAN EQUITY, L.P.

                                    /s/ Deepak Kamra
                                    -------------------------------------------
                                    By:    Canaan Equity Partners L.L.C.
                                    Name:  Deepak Kamra
                                    Title: Member/Manager


                                    DEEPAK KAMRA

                                    /s/ Deepak Kamra
                                    -------------------------------------------
                                    Deepak Kamra


                                    DAWNTREADER FUND I LP


                                    By:    /s/ Andrew Weissman
                                           ------------------------------------
                                    Name:  Andrew Weissman
                                           ------------------------------------
                                    Title: Managing Director
                                           ------------------------------------


                                    BAYVIEW INVESTORS, LTD.


                                    By:    /s/ Dana Welch
                                           ------------------------------------
                                    Name:  Dana Welch
                                           ------------------------------------
                                    Title: Authorized Signatory
                                          -------------------------------------

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

            IPRINT, INC. SECOND AMENDED AND RESTATED RIGHTS AGREEMENT


                                    SAMUEL JERROLD KAPLAN AND
                                    MICHELLE PETTIGREW KAPLAN,
                                    HUSBAND AND WIFE AS COMMUNITY PROPERTY

                                    /s/ Samuel Jerrold Kaplan
                                    -------------------------------------------
                                            Samuel Jerrold Kaplan

                                    /s/ Michelle Pettigrew Kaplan
                                    -------------------------------------------
                                            Michelle Pettigrew Kaplan


                                    ALFRED MANDEL

                                    /s/ Alfred Mandel
                                    -------------------------------------------
                                            Alfred Mandel


                                    MARK F. RADCLIFFE

                                    /s/ Mark F. Radcliffe
                                    -------------------------------------------
                                            Mark F. Radcliffe


                                    BUSH HELZBERG

                                    /s/ Bush Helzberg
                                    -------------------------------------------
                                             Bush Helzberg

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

            IPRINT, INC. SECOND AMENDED AND RESTATED RIGHTS AGREEMENT


                                    AT&T VENTURE FUND II, LP

                                    By:     Venture Management, LLC,
                                            its General Partner


                                    By: /s/ Neal Douglas
                                       ----------------------------------------
                                           Name: Neal Douglas
                                           Title: Manager


                                    SPECIAL PARTNERS FUND, LP

                                    By:     Venture Management III, LLC,
                                            its General Partner


                                    By: /s/ Neal Douglas
                                       ----------------------------------------
                                           Name: Neal Douglas
                                           Title: Manager


                                    SPECIAL PARTNERS FUND INTERNATIONAL, LP

                                    By:     Venture Management III, LLC,
                                            its Investment General Partner


                                    By: /s/ Neal Douglas
                                       ----------------------------------------
                                           Name: Neal Douglas
                                           Title: Manager

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

            IPRINT, INC. SECOND AMENDED AND RESTATED RIGHTS AGREEMENT


                                    GCWF INVESTMENT PARTNERS

                                    By:     Gray Ware Corporation, Managing
                                            Partner


                                    By: /s/ Gregory M. Gallo
                                       ----------------------------------------
                                         Name: Gregory M. Gallo
                                         Title: President and Chief Financial
                                                Officer


                                    ANDREW CHASE AND LAURA CHASE TRUSTEES OF
                                    THE CHASE 1991 REVOCABLE TRUST DATED
                                    04/02/91


                                    By: /s/ Andrew Chase
                                       ----------------------------------------
                                         Andrew Chase


                                    By: /s/ Laura Chase
                                       ----------------------------------------
                                         Laura Chase


                                    ROYAL P. FARROS

                                    /s/ Royal P. Farros
                                    -------------------------------------------
                                            Royal P. Farros


                                    MICHAEL S. RUBIN

                                    /s/ Michael S. Rubin
                                    -------------------------------------------
                                            Michael S. Rubin

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

            IPRINT, INC. SECOND AMENDED AND RESTATED RIGHTS AGREEMENT


                                    GREGORY AND LINDA KORJEFF

                                    /s/ Gregory Korjeff
                                    -------------------------------------------
                                            Gregory Korjeff

                                    /s/ Linda Korjeff
                                    -------------------------------------------
                                            Linda Korjeff


                                    INFORMATION TECHNOLOGY VENTURES L.P.,
                                    a California limited partnership

                                    By:     ITV Management, LLC,
                                            a California limited liability
                                            company
                                    Title:  General Partner

                                            /s/ Sam Lee
                                            -----------------------------------
                                    Name:   Sam Lee
                                    Title:  Principal Member


                                    ITV AFFILIATES FUND, L.P.,
                                    a California limited partnership

                                    By:     ITV Management, LLC,
                                            a California limited liability
                                            company
                                    Title:  General Partner

                                            /s/ Sam Lee
                                            -----------------------------------
                                    Name:   Sam Lee
                                    Title:  Principal Member

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

            IPRINT, INC. SECOND AMENDED AND RESTATED RIGHTS AGREEMENT


                                    NICKOLETTA T. FARROS AND DAVID L. SWANK III

                                    /s/ Nickoletta T. Farros
                                    -------------------------------------------
                                            Nickoletta T. Farros

                                    /s/ David L. Swank III
                                    -------------------------------------------
                                            David L. Swank III
                                             (By Nickoletta T. Farros, Attorney-
                                             in-Fact)


                                    DELAWARE CHARTER GUARANTEE AND TRUST COMPANY
                                    CUST FOR WALTER GORDON KRUBERG, MD SEP IRA


                                    By:
                                       ----------------------------------------
                                            W. Gordon Kruberg, M.D.


                                    JO ANN HEIDI ROIZEN AND DAVID G. MOHLER,
                                    M.D. COMM PROP

                                    /s/ Jo Ann Heidi Roizen
                                    -------------------------------------------
                                            Jo Ann Heidi Roizen

                                    /s/ David G. Mohler
                                    -------------------------------------------
                                            David G. Mohler


                                    INTEL CORPORATION


                                    By: /s/ Arvind Sodhani
                                       ----------------------------------------
                                    Name: Arvind Sodhani
                                         --------------------------------------
                                    Title: Vice President and Treasurer
                                          -------------------------------------

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

            IPRINT, INC. SECOND AMENDED AND RESTATED RIGHTS AGREEMENT


                                    ED SANDEN

                                    /s/ Ed Sanden
                                    -------------------------------------------
                                            Ed Sanden



                                    SOFTBANK TECHNOLOGY
                                    VENTURES V, L.P.

                                    By: /s/  Heidi Roizen
                                       ----------------------------------------
                                    Name: Heidi Roizen
                                         --------------------------------------
                                    Title: Managing Director
                                          -------------------------------------